CODE OF ETHICS

HORIZON MINERALS CORP.

(the “Company”)

The Board of Directors of the Company has adopted the following Code of Ethics (the “Code”) for directors and officers of the Company.  This purpose of the Code is to:

1.

focus the Board of Directors and each director and officer on areas of ethical risk;

2.

provide guidance to directors to help them recognize and deal with ethical issues;

3.

provide mechanisms to report unethical conduct; and

4.

help foster a culture of honesty and accountability.

Each director and officer of the Company must comply with the letter and spirit of this Code.

No code or policy can anticipate every situation that may arise or replace the thoughtful behavior of an ethical director and officer. Directors and officers are encouraged to bring questions about particular circumstances that may implicate one or more of the provisions of this Code to the attention of the Board of Directors.

A.

CONFLICT OF INTEREST

Directors and officers must avoid any conflicts of interest between the director or officer and the Company unless the relationship is approved in advance by the Board of Directors of the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, should be disclosed promptly to the Company’s Board of Directors. A “conflict of interest” can occur when:

1.

A director's or officer’s personal interest is adverse to-or may appear to be adverse to - the interests of the Company as a whole.

2.

A director or officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a director of officer of the Company.

Some of the more common conflicts which directors should avoid are listed below:

a.

Relationship of Company with Third-Parties

Directors may not receive a personal benefit from a person or firm which is seeking to do business or to retain business with the Company unless approved by the Board of Directors of the Company. A director or officer shall withdraw him or herself from any decision of the Board of Directors involving another firm or Company with which the director or officer is affiliated.

b.

Compensation from Non-Company Sources

Directors may not accept compensation (in any form) for services performed for the Company from any source other than the Company unless approved by the Board of Directors of the Company.

c.

Gifts

Directors and officers may not offer, give or receive gifts from persons or entities who deal with the Company in those cases where any such gift is being made in order to influence the directors' or officer’s actions as a member of the Board of Directors or the Company, or where acceptance of the gifts could create the appearance of a conflict of interest.

d.

Personal Use of Company Assets

Directors and officers may not use the Company’s assets, labor or information for personal use unless approved by the Board of Directors in advance, or as part of a compensation or expense reimbursement program available to all directors.

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B.

CORPORATE OPPORTUNITIES

Directors and officers are prohibited from:

Taking for themselves or their companies opportunities that are discovered through the use of Company’s property or information or their position as a director or officer;

Using the Company's property or information for personal gain; or

Competing with the Company for business opportunities. However, if the Company's disinterested directors determine that the Company will not pursue an opportunity that relates to the Company's business, a director or officer may then do so.

C.

CONFIDENTIALITY

Directors and officers must maintain the confidentiality of information entrusted to them by the Company and any other confidential information about the Company that comes to them, from whatever source, in their capacity as a director or officer, except when disclosure is authorized or legally mandated.

For purposes of this Code, “confidential information” includes all non-public information relating to the Company.

D.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS; FAIR DEALING

Directors and officers must comply, and oversee compliance by employees, officers and other directors and officers, with laws, rules and regulations applicable to the Company, including insider trading laws.

Directors and officers must deal fairly, and must oversee fair dealing by employees and officers, with the Company's customers, suppliers, competitors and employees.

E.

ENCOURAGING THE REPORTING OF ANY ILLEGAL OR UNETHICAL BEHAVIOR

Directors and officers should promote ethical behavior and take steps to ensure the Company:

Encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation.

Encourages employees to report violations of laws, rules, regulations or the Company's Code of Conduct to appropriate personnel;

Informs employees that the Company will not allow retaliation for reports made in good faith.

F.

COMPLIANCE STANDARDS

Directors and officers should communicate any suspected violations of this Code promptly to the Board of Directors. Violations will be investigated by the board or by persons designated by the board, and appropriate action will be taken in the event of any violations of the Code.

G.

WAIVER OF CODE OF BUSINESS CONDUCT AND ETHICS

Any waiver of this Code may be made only by the Board of Directors and must be promptly disclosed to the Company’s shareholders.

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HORIZON MINERALS CORP.

AUDIT COMMITTEE CHARTER

(Adopted March 27, 2014)

I.      MANDATE

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Horizon Minerals Corp.  (the “Company”) shall assist the Board in fulfilling its financial oversight responsibilities. The Committee’s primary duties and responsibilities under this mandate are to serve as an independent and objective party to monitor:

1.

The quality and integrity of the Company’s financial statements and other financial information;

2.

The compliance of such statements and information with legal and regulatory requirements;

3.

The qualifications and independence of the Company’s independent external auditor (the “Auditor”); and

4.

The performance of the Company’s internal accounting procedures and Auditor.

II.      STRUCTURE AND OPERATIONS

A. Composition

The Committee shall be comprised of a minimum of one member.

B. Qualifications

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

C. Appointment and Removal

In accordance with the Articles of the Company, the members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

D. Chair

Unless the Board shall select a Chair, the members of the Committee shall designate a Chair by the majority vote of all of the members of the Committee. The Chair shall call, set the agendas for and chair all meetings of the Committee.

E. Sub-Committees

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that a decision of such subcommittee to grant a pre-approval shall be presented to the full Committee at its next scheduled meeting.

F. Meetings

The Committee shall meet as frequently as circumstances dictate. The Auditor shall be given reasonable notice of, and be entitled to attend and speak at, each meeting of the Committee concerning the Company’s annual financial statements and, if the Committee feels it is necessary or appropriate, at every other meeting. On request by the Auditor, the Chair shall call a meeting of the Committee to consider any matter that the Auditor believes should be brought to the attention of the Committee, the Board or the shareholders of the Company.

As part of its goal to foster open communication, the Committee may periodically meet separately with each of management and the Auditor to discuss any matters that the Committee or any of these groups believes would be appropriate to discuss privately. In addition, the Committee should meet with the Auditor and management annually to review the Company’s financial statements in a manner consistent with Section III of this Charter.

The Committee may invite to its meetings any director, any manager of the Company, and any other person whom it deems appropriate to consult in order to carry out its responsibilities. The Committee may also exclude from its meetings any person it deems appropriate to exclude in order to carry out its responsibilities.

III. DUTIES

A. Introduction

The following functions shall be the common recurring duties of the Committee in carrying out its purposes outlined in Section I of this Charter. These duties should serve as a guide with the understanding that the Committee may fulfill additional duties and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern which the Committee in its sole discretion deems appropriate for study or investigation by the Committee.

The Committee shall be given full access to the Company’s internal accounting staff, managers, other staff and Auditor as necessary to carry out these duties. While acting within the scope of its stated purpose, the Committee shall have all the authority of, but shall remain subject to, the Board.

B. Powers and Responsibilities

The Committee will have the following responsibilities and, in order to perform and discharge these responsibilities, will be vested with the powers and authorities set forth below, namely, the Committee shall:

Independence of Auditor

1.

Review and discuss with the Auditor any disclosed relationships or services that may impact the objectivity and independence of the Auditor and, if necessary, obtain a formal written statement from the Auditor setting forth all relationships between the Auditor and the Company, consistent with Independence Standards Board Standard 1.

2.

Take, or recommend that the Board take, appropriate action to oversee the independence of the Auditor.

3.

Require the Auditor to report directly to the Committee.

4.

Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the Auditor and former independent external auditor of the Company.

Performance & Completion by Auditor of its Work

5.

Be directly responsible for the oversight of the work by the Auditor (including resolution of disagreements between management and the Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

6.

Review annually the performance of the Auditor and recommend the appointment by the Board of a new, or reelection by the Company’s shareholders of the existing, Auditor.

7.

Pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by the Auditor unless such non-audit services:

(a)

which are not pre-approved, are reasonably expected not to constitute, in the aggregate, more than 5%of the total amount of revenues paid by the Company to the Auditor during the fiscal year in which the non-audit services are provided;

(b)

were not recognized by the Company at the time of the engagement to be non-audit services; and

(c)

are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

Internal Financial Controls & Operations of the Company

8.

Establish procedures for:

(a)

the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(b)

the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Preparation of Financial Statements

9.

Discuss with management and the Auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

10.

Discuss with management and the Auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

11.

Discuss with management and the Auditor the effect of regulatory and accounting initiatives as well as off balance sheet structures on the Company’s financial statements.

12.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

13.

Discuss with the Auditor the matters required to be discussed relating to the conduct of any audit, in particular:

(a)

The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the Auditor, internal auditor or management.

(b)

The management inquiry letter provided by the Auditor and the Company’s response to that letter.

(c)

Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Public Disclosure by the Company

14.

Review the Company’s annual and quarterly financial statements, management discussion and analysis (MD&A) and earnings press releases before the Board approves and the Company publicly discloses this information.

15.

Review the Company’s financial reporting procedures and internal controls to be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from its financial statements, other than disclosure described in the previous paragraph, and periodically assessing the adequacy of those procedures.

16.

Review disclosures made to the Committee by the Company’s Principal Executive Officer and Principal Financial Officer during their certification process of the Company’s financial statements about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Manner of Carrying Out its Mandate

17.

Consult, to the extent it deems necessary or appropriate, with the Auditor, but without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company’s financial statements.

18.

Request any officer or employee of the Company or the Company’s outside counsel or Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

19.

Meet, to the extent it deems necessary or appropriate, with management, any internal auditor and the Auditor in separate executive sessions.

20.

Have the authority, to the extent it deems necessary or appropriate, to retain special independent legal accounting or other consultants to advise the Committee advisors.

21.

Make regular reports to the Board.

22.

Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

23.

Annually review the Committee’s own performance.

24.

Provide an open avenue of communication among the Auditor, the Company’s financial and senior management and the Board.

25.

Not delegate these responsibilities other than to one or more independent members of the Committee the authority to pre-approve, which the Committee must ratify at its next meeting, non-audit services to be provided by the Auditor.

C. Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Auditor.

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